COFFEE PEOPLE, INC.

                                                CALCULATIONS OF EARNINGS PER SHARE

                           Three Months Ended September 30,                      Nine Months Ended September 30,
                           ----------------------------------------------------  --------------------------------------------------

                           1996                       1995                       1996                        1995
                           -------------------------  -------------------------  ------------------------  ------------------------
                           Primary    Fully Diluted   Primary     Fully Diluted  Primary    Fully Diluted  Primary    Fully Diluted
                           ---------  --------------  ---------   -------------  ---------  -------------  ---------  ------------

Weighted average shares
  outstanding for the
  period                   2,069,505    2,069,505     1,404,969     1,404,969    2,000,652    2,000,652    1,403,115    1,403,115

Dilutive common stock
  options using the
  treasury stock method       65,424       60,651       102,718       102,718       65,601       60,651       95,426      102,718
                           ---------    ---------     ---------     ---------    ---------    ---------    ---------    ---------

Total shares used for per
  share calculations       2,134,929    2,130,156     1,507,687     1,507,687    2,066,253     2,061,303   1,498,541    1,505,833
                           =========    =========     =========     =========    =========     =========   =========    =========

  Net income               $  47,000    $  47,000     $  63,000     $  63,000    $ 181,000     $ 181,000   $ 155,000    $ 155,000
                           =========    =========     =========     =========    =========     =========   =========    =========

  Earnings per share       $    0.02    $    0.02     $    0.04     $    0.04    $    0.09     $   0.09    $    0.10    $    0.10
                           =========    =========     =========     =========    =========     =========   =========    =========
